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                                                                     Exhibit 3.3

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                INSO CORPORATION
                                      WITH
                              INSO SUBSIDIARY, INC.

                         (Pursuant to Section 253 of the
                        Delaware General Corporation Law)

         Inso Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that it owns all the outstanding capital stock of Inso Subsidiary, Inc., a corporation duly organized and existing under the laws of the State of Delaware, and that the Corporation, by resolutions of its Board of Directors duly adopted at a meeting of the Board on the 21st day of August, 2000 determined to merge into itself Inso Subsidiary, Inc., which resolutions were as follows:

         RESOLVED:      That it is advisable and in the best interests of the
                        Corporation to cause the merger of Inso Subsidiary, Inc. with and into the Corporation (the "Merger") pursuant to Section 253 of the Delaware General
                        Corporate Law; that the Merger shall be effective at 5 p.m. EST on August 28, 2000; that the Corporation shall be the surviving corporation; and that the sole purpose of Merger shall be to change the name of the Corporation in its Certificate of Incorporation to "eBT International, Inc.";

         RESOLVED:      That the Certificate of Incorporation and the By-laws
                        of the Corporation will remain the Certificate of Incorporation and the By-laws of the Corporation after the Merger except that Article I of the Corporation's Certificate of Incorporation shall be changed to read as follows:

                        "The name of the corporation is eBT International, Inc."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger as of the 25th day of August, 2000.

                                              INSO CORPORATION


                                              By: /s/ Jonathan P. Levitt
                                                 ----------------------------
                                                   Jonathan P. Levitt,
                                                   Secretary